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                                                                   Exhibit 99.1

 [SCHERING PLOUGH LOGO]                                            NEWS RELEASE

                                                    Schering-Plough Corporation
                                                       2000 Galloping Hill Road
                                              Kenilworth, New Jersey 07033-0530


For Release:  IMMEDIATELY               Investor Contacts:    Janet Barth
                                                              Lisa DeBerardine
                                                              (908) 298-7436
                                        Media Contact:        Rosemarie Yancosek
                                                              (908) 298-7476


                       SCHERING-PLOUGH REACHES AGREEMENT
                      WITH TEXAS ATTORNEY GENERAL'S OFFICE

KENILWORTH, N.J., May 3, 2004 - Schering-Plough Corporation (NYSE: SGP) announced that it has reached an agreement with the Attorney General's Office of the State of Texas to settle issues related to reimbursement by Texas' Medicaid program of albuterol sulfate solution and inhaler products. These are asthma products sold by Warrick Pharmaceuticals, the Company's generic subsidiary. Under the agreement, Schering-Plough has agreed to pay $27 million to the State of Texas.

     "We are pleased that constructive discussions with the State of Texas have allowed us to put this litigation from the past behind us," said Fred Hassan, chairman and chief executive officer, Schering-Plough Corporation. "It is another step forward as we build the new Schering-Plough."

     As previously reported, the State of Texas sued Warrick Pharmaceuticals in late 2000 and added the company and its subsidiary, Schering Corporation, as defendants in June 2002. Since the mid-1980's, Texas Medicaid regulations have contained certain unique requirements for reporting and updating pharmaceutical pricing, different from other states.

     Schering-Plough is a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide.

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